Exhibit 3.2

Form of amendment to Amended and Restated Bylaws:

The title of the Amended and Restated Bylaws is amended to read in its entirety as follows:

AMENDED AND RESTATED BYLAWS

OF

JABIL INC., a Delaware corporation